EXHIBIT 4.3

                         FORM OF WARRANT CERTIFICATE


      This Certificate evidences _____ Common Stock Purchase Warrants issued under and pursuant to the terms and conditions of a certain warrant agreement (the "Agreement") dated as of ___________, 1997 between the Corporation and Continental Stock Transfer & Trust Company, as Warrant Agent, to which Agreement and any instruments supplemental thereto reference is hereby made for a description of the rights of the holders of Common Stock Purchase Warrants issued under and pursuant thereto. The Corporation will furnish to the holder of this Certificate, upon request and without charge, a copy of the Agreement. The Agreement provides for adjustment in the number of shares of Common Stock to be delivered upon the exercise of the Common Stock Purchase Warrants in certain events therein set forth.

WORLDWIDE WIRELESS, INC.                                         _____ WARRANTS

             INCORPORATED UNDER THE LAW OF THE STATE OF DELAWARE

                      SEE BELOW FOR CERTAIN DEFINITIONS

THIS
CERTIFIES
THAT___________________________________________________________________________

is the
owner of ______________________________________________________________________
WARRANTS

                                     OF
                          WORLDWIDE WIRELESS, INC.

(herein called the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

      WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:                    SEAL


                                          _____________________________________
                                          President

Countersigned and Registered:             _____________________________________
  Continental Stock Transfer & Trust      Secretary
  Company, Transfer Agent and Registrar


By: __________________________________
    Authorized Signature

                          WORLDWIDE WIRELESS, INC.

      THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A FULL STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE CORPORATION OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. COPIES OF SUCH STATEMENT ARE ALSO ON FILE WITH THE TRANSFER AGENT AND ARE AVAILABLE TO ANY STOCKHOLDER WITHOUT CHARGE UPON APPLICATION TO THE TRANSFER AGENT.

      The following abbreviations when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM-as tenants in common           UNIF GIFT MIN ACT -____ Custodian _____
                                                          (Cust)        (Minor)

TEN ENT-as tenants by the entireties   under Uniform Gifts to Minor Act

JT TEN-as joints tenants with right of
       survivorship and not as tenants
       in common                       ________________________________________
                                                       (State)

      Additional abbreviations may also be used though not in the above list.

      FOR VALUE RECEIVED, ____________________ hereby sell, assign and transfer unto

    (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

                   ______________________________________

                   ______________________________________

                   ______________________________________

                 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                   INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

______ Units represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________________________
Attorney to transfer the said Units on the books of the within-named Corporation with full power of substitution in the premises.

Dated: _________________________________

      NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.


                              WARRANT AGREEMENT


      This Warrant Agreement (the "Agreement") is by and among WORLDWIDE WIRELESS, INC., a Delaware corporation (the "Company") and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation, as Warrant Agent (the "Warrant Agent").

                                 Background
                                 ----------

      1. In connection with a public offering of its securities (the "Offering") through a firm commitment underwriting with Dupont Securities, Inc. (the "Underwriter") of pursuant to a Registration Statement filed on Form SB-2 with the Securities and Exchange Commission under the Securities Act of 1933 on __________, 1997 (the "Offering"), the Company proposes to issue 1,250,000 redeemable common stock purchase warrants (the "Warrants"), and 125,000 Warrants to the Underwriter.

      2. The Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and redemption of the Warrants, the issuance of certificates representing the Warrants, the exercise of the Warrants, and the rights of the holders thereof.

                        N O W ,  T H E R E F O R E ,

      In consideration of the premises and the mutual covenants and agreements herein set forth, and in reliance on the representations and warranties contained herein, the parties hereby agree as follows:

      Section 1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

      (a) "Average Closing Bid Price", means the average closing bid price of the Company's Common Stock reported by NASDAQ for the 10 trading days immediately preceding the respective closing of the Offering.

      (b) "Common Stock" shall mean the authorized stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage, which at the date hereof consists of20,000,000 shares of Common Stock, $.01 par value per share.

      (c) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located on the date hereof at 2 Broadway, 19thFloor, New York, New York 10004.

      (d) "Exercise Date" shall mean, as to any Warrant, the date on which the Warrant Agent shall have received both: (i) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing; and (i) payment in cash, or by official bank or certified check made payable to the Warrant Agent, of an amount in lawful money of the United States of America equal to the applicable Purchase Price.

      (e) "Purchase Price" shall mean the price to be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall be $_____ per share, subject to adjustment from time to time pursuant to the provisions of Section 9 hereof, and subject to the Company's right to reduce the Purchase Price; upon notice to all Warrant Holders.

      (f) "Redemption Price" shall mean the price at which the Company may, at its option, redeem the Warrants, in accordance with the terms hereof, which price shall be $.10 per Warrant, subject to adjustment from time to time pursuant to the provisions of
            Section 9.

      (g) "Registered Holder" shall mean the person in whose name any certificate representing Warrants shall be registered on the books maintained by the Warrant Agent pursuant to Section 6.

      (h) "Transfer Agent" shall mean Continental Stock Transfer & Trust Company, as the Company's transfer agent, or its authorized successor, as such.

      (i) "Warrant Expiration Date" shall mean, with respect to each Warrant, 3:00 p.m. (New York, New York time) on the fifth anniversary of the date of issuance of the Warrants, or the Redemption Date as defined in Section 8, whichever is earlier; provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 3:00 p.m. (New York, New York time) on the next following day which in the State of New York is not a holiday nor a day on which banks are authorized to close. Upon notice to all Warrant Holders, the Company shall have the right to extend the Warrant Expiration Date.

      Section 2.  Warrants and Issuance of Warrant Certificates.

      (a) Each Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one (1) share of Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in Section 9.

      (b) Upon execution of this Agreement, Warrant Certificates representing the number of Warrants sold pursuant to the Registration Statement shall be executed by the Company and delivered to the Warrant Agent. Upon written order of the Company signed by its President or Chairman or a Vice President and by its Secretary or an Assistant Secretary, the Warrant Certificates shall be countersigned, issued and delivered by the Warrant Agent.

      (c) From time to time, up to the Warrant Expiration Date, the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations representing the amount of shares of Common Stocks sold in the Offering, subject to adjustment as described herein, upon the exercise of Warrants in accordance with this Agreement.

      (d) From time to time, up to the Warrant Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except to: (i) those initially issued hereunder;
            (ii) those issued on or after the Initial Warrant Exercise Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder; (iii) those issued upon any transfer or exchange pursuant to Section 6; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7; (v) those issued pursuant to the Placement Agents' Warrants; and (vi) at the option of the Company, in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Purchase Price, the number of shares of Common Stock purchasable upon exercise of the Warrants or the Redemption Price therefor made pursuant to Section 9.

      Section 3.  Form and Execution of Warrant Certificates.

      (a) The Warrant Certificates for the Warrants shall be substantially in the form annexed hereto as Exhibit A and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. Warrants shall be numbered serially with the letter W on the Warrants.

      (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President and by its Secretary or an Assistant Secretary, by mutual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. Incase any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may nevertheless be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company. After countersignature by the Warrant Agent, Warrant Certificates shall be delivered by the Warrant Agent to the registered Holder without further action by the Company, except as otherwise provided by Section 4(a).

      Section 4.  Exercise.

      (a) Each Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, with respect to such securities is effective. The Company has covenanted and agreed that it will use all reasonable efforts to keep the Registration Statement current while any of the Warrants are outstanding. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder upon exercise thereof as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date, the Warrant Agent shall deposit the proceeds received from the exercise of a Warrant and shall notify the Company in writing of the exercise of the Warrants. Promptly following, and in any event within five (5) days after the date of such notice from the Warrant Agent, the Warrant Agent, on behalf of the Company, shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise (plus a Warrant Certificate for any remaining unexercised Warrants of the Registered Holder) unless prior to the date of issuance of such certificates the Company shall instruct the Warrant Agent to refrain from causing such issuance of certificates pending clearance of checks received in payment of the Purchase Price pursuant to such Warrants.

      Section 5.  Reservation of Shares; Listing; Payment of Taxes; etc.

      (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issuance thereof (other than those which the Company shall promptly pay or discharge) and that upon issuance such shares shall be listed on each national securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

      (b) The Company covenants that if any securities to be reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. The Company will use all reasonable efforts to obtain appropriate approvals or registrations under state "blue sky"securities laws with respect to any such securities. However, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

      (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any shares upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requiring the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

      Section 6.  Exchange and Registration of Transfer.

      (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of all the terms and provisions hereof, the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

      (b) The Warrant Agent shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants of the same class.

      (c) With respect to all Warrant Certificates presented for registration or transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

      (d) A service charge may be imposed by the Warrant Agent for any exchange or registration of transfer of Warrant Certificates.
            In addition, the Company may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

      (e) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly canceled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of this Agreement or resignation as Warrant Agent.

      (f) Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

      Section 7. Loss or Mutilation. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall (in the absence of notice to the Company and/or Warrant Agent that the Warrant Certificate has been acquired by a bonafide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

      Section 8.  Redemption.

      (a) On not less than thirty (30) days' prior written notice, the Warrants may be redeemed, at a price of $.10 per Warrant, provided the average closing bid price of the Company's Common Stock on the Nasdaq Stock Market (or the last sale price, if quoted on a national securities exchange) for twenty (20) consecutive trading days ending on the fifteenth day prior to the date of the notice of redemption equals or exceeds $9.00 per share (subject to adjustment by the Company in accordance with Section 9 hereof). The notice of redemption will be sent to the registered address of the registered holder of the Warrant. All Warrants must be redeemed if any are redeemed.

      (b) In case the Company shall desire to exercise its right to so redeem the Warrants, it shall request the Warrant Agent to mail a notice of redemption to each of the Registered Holders of the Warrants to be redeemed, first class, postage prepaid, not later than the thirtieth (30th) day before the date fixed for redemption, at their last address as shall appear on the records of the Warrant Agent. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice.

      (c) The notice of redemption shall specify: (i) the Redemption Price; (ii) the date fixed for redemption; (iii) the place where the Warrant Certificates shall be delivered and the redemption price paid; and (iv) that the right to exercise the Warrant shall terminate at 3:00 p.m. (New York, New York time) on the business day immediately preceding the date fixed for redemption. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a holder (i) to whom notice was not mailed; or (ii) whose notice was defective. An affidavit of the Warrant Agent or of the Secretary or the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

      (d) Any right to exercise a Warrant that has been called for redemption shall terminate at 3:00 p.m. (New York, New York time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, Holders of the redeemed Warrants shall have no further rights except to receive, upon surrender of the redeemed Warrant, the Redemption Price.

      (e) From and after the date specified for redemption, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Holder a sum in cash equal to the Redemption Price of each such Warrant. From and after the date fixed for redemption and upon the depositor setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the Redemption Price, shall cease.

      (f) In case the Company shall desire to exercise its right to so redeem the Warrants before the Warrants are exercisable, the Warrants shall become immediately exercisable upon receipt of written notice of the Company's intent to redeem.

      Section 9. Adjustment of Purchase Price and Number of Shares of Common Stock or Warrants.

      (a) Subject to the exceptions referred to in Section 9 (g), in the event the Company shall, at any time or from time to time after the date hereof, subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such subdivision or combination being herein called a "Change of Shares") , then, and thereafter upon each further Change of Shares, the applicable Purchase Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such Change of Shares and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such Change of Shares. Upon each adjustment of the applicable Purchase Price pursuant to this Section 9, the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall (subject to the provisions contained in Section9(b)) be such number of shares (calculated to the nearest tenth) purchasable at the applicable Purchase Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the applicable Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the applicable Purchase Price in effect immediately after such adjustment.

      (b) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or incase of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that each holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares ofCommon Stock that might have been purchased upon exercise of such Warrant, immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The foregoing provisions, shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

      (c) Irrespective of any adjustments or changes in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to Section 2 (e), continue to express the applicable Purchase Price per share, the number of shares purchasable thereunder as the Purchase Price per share, and the number of shares purchasable thereunder as were expressed in the Warrant Certificates when the same were originally issued.

      (d)   After each adjustment of the Purchase Price pursuant to this
            Section 9, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the applicable Purchase Price as so adjusted; (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment, and the number of Warrants to which the registered holder of each Warrant shall then be entitled; and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with the Warrant Agent and cause a brief summary thereof to be sent by ordinary first class mail to the Placement Agents and to each registered holder of Warrants at his last address as it shall appear on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

      (e) For purposes of Section 9(a) and 9(b) hereof, the following provisions (i) and (ii) shall also be applicable:

            (i) The number of shares of Common Stock outstanding at any given time shall include shares of Common Stock owned or held by or for the account of the Company and the sale or issuance of such treasury shares or the distribution of any such treasury shares shall not be considered a Change of Shares for purposes of said Sections.

            (ii) No Adjustment of the Purchase Price shall be made unless such adjustment would require an increase or decrease of at least five cents ($.05) in such price; provided that any adjustments which by reason of this clause (ii) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall require an increase or decrease of at least $0.05 in the Purchase Price then in effect hereunder.

      (f) No Adjustment of Purchase Price in Certain Cases. Notwithstanding any provision to the contrary contained herein, no adjustment of the Purchase Price shall be made:

            (i) Upon the issuance or sale of: (i) the Underwriters' Warrants or the securities underlying the Underwriters' Warrants; (ii) the shares issuable pursuant to the options, warrants, rights, stock purchase agreements or convertible or exchangeable securities outstanding or in effect on the date hereof as described in the Prospectus;
                  (iii) any shares of Common Stock to be issued upon exercise of options granted by the Company under stock option plans subsequently adopted by the Company; (iv) securities issued in connection with the acquisition of, or merger with, any entity by the Company; and (v) any Shares issued in connection with the Offering.

            (ii) If the amount of said adjustments shall aggregate less than five cents ($.05) for one (1) share of Common Stock; provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall aggregate at least five cents ($.05) for one (1) share of Common Stock.

      (g) As used in this Section 9, the term "Common Stock" shall mean and include the Company's Common Stock authorized on the date of the Offering of the Units and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company; provided, however, that the shares issuable upon exercise of the Warrants shall include only shares of such class designated in the Company's Certificate of Incorporation as Common Stock on the date of the Offering or: (i) in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Section 9(c) hereof, the stock, securities or property provided for in such Section; or (ii) in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

      (h) Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to Section 9, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Warrants and the Company if made in good faith by the Board of Directors of the Company.

      Section 10.  Fractional Warrants and Fractional Shares.

      (a) If the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 9 hereof, the Company shall nevertheless not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

            (i) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of the Warrant, or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange; or

            (ii) If the Common Stock is not listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of the Warrant; or

            (iii) If the Common Stock is not so listed or admitted to
                  unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

      Section 11. Warrant Holders Not Deemed Stockholders. No holder of Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger o conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

      Section 12. Rights of Action. All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Warrant Agent or of the holder of any other Warrant, may, in his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of shares of Common Stock in the manner provided in the Warrant Certificates and this Agreement.

      Section 13. Agreement of Warrant Holders. Every holder of a Warrant, by his acceptance thereof, consents and agrees with the Company, the Warrant Agent and every other holder of a Warrant that:

      (a) The Warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent and the Company in their sole discretion, together with payment of any applicable transfer taxes; and

      (b) The Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Section 7 hereof.

      Section 14. Cancellation of Warrant Certificates. If the Company shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be delivered to the Warrant Agent and canceled by it and retired. The Warrant Agent shall also cancel Common Stock following exercise of any or all of the Warrants represented thereby or delivered to it for transfer, split-up, combination or exchange.

      Section 15. Concerning the Warrant Agent. The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

      The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Purchase Price or the Redemption Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not: (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties; (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate; or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct. The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel. Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, President, any Vice President, its Secretary, or Assistant Secretary, (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

      The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

      In the event of a dispute under this Agreement between the Company and the Underwriter regarding proceeds received by the Warrant Agent from the exercise of the Warrants, the Warrant Agent shall have the right, but not the obligation, to bring an interpleader action to resolve such dispute.

      The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), after giving 30 days' prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing. If the Company shall fail to make such appointment within a period of 15 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court shall be a bank or trust company having a capital and surplus as shown by its last published report to its stockholders, of not less than Ten Million Dollars ($10,000,000.00), or a stock transfer company. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

      Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate. The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

      Section 16. Modification of Agreement. The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement: (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 50% of the Warrants then outstanding; and provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the Purchase Price therefor, or the acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed.

      Section 17. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company, at P.O. Box 470, Ascutney, VT 05030, Attention: President, with a copy to Gravel and Shea, 76 St. Paul Street, Burlington, Vermont 05401, attention Peter S. Erly, Esq., or at such other address as may have been furnished to the Warrant Agent in writing by the Company; if to the Warrant Agent, at Continental Stock Transfer & Trust Company, 2 Broadway, 19th Floor, New York, New York 10004.

      Section 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

      Section 19. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent and their respective successors and assigns, and the holders from time to time of the Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

      Section 20. Termination. This Agreement shall terminate at the close of business on the Expiration Date of all the Warrants of such earlier date upon which all warrants have been exercised, except that the Warrant Agent shall account to the Company for cash held by it and the provisions of
Section 15hereof shall survive such termination.

      Section 21. Counterparts. This Agreement may be executed in several counterparts which taken together shall constitute a single document.

      IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the _____ day of ______________, 1997.


                                       WORLDWIDE WIRELESS, INC.


                                       By: __________________________________
                                                 Duly Authorized Agent


                                       CONTINENTAL STOCK TRANSFER
                                       & TRUST COMPANY


                                       By:___________________________________
                                                 Duly Authorized Agent



                                 Exhibit "A"

                     FORM OF FACE OF WARRANT CERTIFICATE


No.  _____                                            _______ (______) Warrants

                                                    VOID AFTER ________________


             CLASS A REDEEMABLE COMMON STOCK WARRANT CERTIFICATE
                       FOR PURCHASE OF COMMON STOCK OF
                          WORLDWIDE WIRELESS, INC.

      This certifies that FOR VALUE RECEIVED or registered assigns (the"Registered Holder") is the owner of the number of Redeemable Common Stock purchase Warrants (the "Warrants") specified above. Each Warrant entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.01 par value, of Worldwide Wireless, Inc., a Delaware corporation (the "Company"), at any time between one year from __________ and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Continental Stock Transfer & Trust Company as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $_____ per share (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the Warrant Agent.

      This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated as of __________, 1997, by and among the Company and the Warrant Agent.

      In the event of certain events provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

      Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

      The term "Expiration Date" shall mean 3:00 p.m. (New York, New York time) on __________, 2002, or such earlier date as the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall be 3:00 p.m. (New York, New York time) the next day which in the State of New York is not a holiday nor a day in which banks are authorized to close.

      The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use all reasonable efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

      This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment together with any tax or other governmental charge imposed in connection therewith, for registration or transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

      Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

      This Warrant may be redeemed at the option of the Company, at a Redemption Price of $.10 per Warrant, provided that (a) the closing price of the Company's Common Stock on the Nasdaq Small Cap Market as reported by the National Quotation Bureau, Incorporated (or the last sale price, if quoted on a national securities exchange) equals or exceeds $9.00 for at least 20 consecutive trading days ending on the fifteenth (15th) business day prior to the date of the notice of redemption. Notice of redemption shall be given not later than the thirtieth (30th) day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.10 per Warrant upon surrender of this Certificate.

      Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

      This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

      This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

      IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two (2) of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.


Dated: _______________________         WORLDWIDE WIRELESS, INC.


SEAL                                   By:___________________________________
                                                 President


                                       By:___________________________________
                                                 Secretary

Countersigned:

Dated:________________________         CONTINENTAL STOCK TRANSFER
                                       & TRUST COMPANY


SEAL                                   By:___________________________________
                                                 Duly Authorized Agent



                   FORM OF REVERSE OF WARRANT CERTIFICATE

                              SUBSCRIPTION FORM

                   To Be Executed by the Registered Holder
                        in Order to Exercise Warrants

      The undersigned Registered Holder hereby irrevocably elects to exercise (_____) Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

          PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
                           _______________________
                           _______________________
                           _______________________
                           _______________________


                    please print or type name and address


                             and be delivered to

                           _______________________
                           _______________________
                           _______________________
                           _______________________


                    please print or type name and address

and if such number of Warrants shall not be all the Warrants evidenced by This Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.


Dated:________________________         ______________________________________
                                       Signature

                                       ______________________
                                       Street Address
                                       ______________________
                                       City, State and Zip Code
                                       ______________________
                                       Taxpayer ID Number
                                       ______________________
                                       Signature Guaranteed


                                 ASSIGNMENT

                   To Be Executed by the Registered Holder
                         in Order to Assign Warrants

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

          PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                           _______________________
                           _______________________
                           _______________________
                           _______________________

                    please print or type name and address

_____ (_____) of the Warrants represented by this __________Warrant Certificate, and hereby irrevocably constitutes and appoints ____________ Attorney to transfer This Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated:________________________         ______________________________________
                                       Signature Guaranteed


            THE SIGNATURE MUST BE GUARANTEED BY A MEDALLION BANK